UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2014

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35813	98-0376008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hi-Tech Park 2/4 Givat Ram, PO Box 39098, Jerusalem, Israel	91390
(Address of Principal Executive Offices)	(Zip Code)

+972-2-566-0001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 22, 2014, Oramed Pharmaceuticals Inc. announced results from its Phase IIa clinical trial for its ORMD-0801 oral insulin capsule for the treatment of type 1 diabetes. The trial was conducted in the United States under a United States Food and Drug Administration Investigational New Drug protocol. The prospective, randomized, double-blind, placebo controlled study evaluated the safety and impact of ORMD-0801 given before meals on the exogenous insulin requirements in 25 established type 1 diabetic patients. The results showed that ORMD-0801 oral insulin given before meals appeared to be safe and well-tolerated for the dosing regimen in this study. Although the study was not powered to show statistical significance, there were internally consistent trends observed. Consistent with the timing of administration, the data showed a decrease in rapid acting insulin, a decrease in post-prandial glucose, a decrease in daytime glucose by continual glucose monitoring and an increase in post-prandial hypoglycemia in the active group.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President and CEO

October 23, 2014